Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196750 on Form S-3 of LiqTech International, Inc. of our report dated June 27, 2014 relating to the December 31, 2013 and 2012 financial statements of Provital Solutions A/S appearing in this Form 8-K of LiqTech International, Inc.

/s/ BDO Statsautoriseret revisionsaktieselskab

BDO Statsautoriseret revisionsaktieselskab

Aalborg, Denmark

July 15, 2014